Exhibit 99.2

Communications Systems, Inc. Acquires IVDesk’s Operating Assets

Acquisition is immediately accretive and provides predictable, recurring DaaS revenue

Minnetonka, MN – November 4, 2020 --- Communications Systems, Inc. (NASDAQ: JCS) (“CSI” or the “Company”), an IoT intelligent edge products and services company, today announced that its JDL Technologies subsidiary has acquired the operating assets of privately held IVDesk. The transaction was structured as an asset purchase under which JDL paid $950,000 cash at closing with up to an additional $550,000 cash payment contingent on an earn-out tied to customer retention.

Based in Minnetonka, Minnesota, IVDesk provides time-tested, market-proven and easy-to-use private cloud services to small- and mid-size businesses (SMB), with a particular focus on the financial services industry. IVDesk currently services over 85 customers across the US with a focus on a tri-state region with Minnesota at the center. IVDesk’s business model is built on monthly recurring revenue.

Roger Lacey, CEO of CSI noted, “IVDesk’s Desktop-as-a-Service (DaaS) platform fits well with JDL Technologies’ business operations in the Company’s Services and Support segment, bringing significant resources and experience in cloud-delivered applications and vertical specialization. The acquisition of the IVDesk assets, combined with CSI’s May 2020 acquisition of Ecessa and its recent minority investment in Quortus, a UK-based company that creates agile and feature-rich private wireless networks, has substantially increased the depth and quality of our services. CSI is now able to provide its clients with a wider range of innovative solutions that address their increased security sensitivities, a cloud migration path and the ability to establish the more robust and always-available network that a modern workforce requires.”

Mr. Lacey added, “As we continue to expand our businesses through attractive acquisitions and partnerships, we have entered a new phase for CSI and are diligently working on launching a Company-wide re-branding strategy.”

Scott Fluegge, General Manager of JDL, noted, “IVDesk has been providing a fully redundant and highly available private cloud platform to its SMB clients who often face different IT challenges due to limited internal IT resources and are struggling to keep up with constantly increasing security needs that are now common to all industries. IVDesk provides easy-to-integrate and cost-effective solutions that are designed to solve these challenges. IVDesk shares JDL’s high-touch customer-centric values, which clients demand from an always-on and ever-advancing cloud solution.”

Advisors

Northland Capital Markets served as financial advisor to CSI in connection with the transaction and Ballard Spahr LLP acted as legal counsel to CSI.

Additional Information

Communications Systems, Inc. will provide additional information about the IVDesk transaction in future filings with the Securities and Exchange Commission.

About Communications Systems

Communications Systems, Inc., an IoT intelligent edge products and services company, provides connectivity infrastructure and services for global deployments of broadband networks. Focusing on innovative, cost-effective solutions, CSI provides customers the ability to deliver, manage, and optimize their broadband network services and architecture. From the integration of fiber optics in any application and environment to efficient home voice and data deployments to optimization of data and application access, CSI provides tools for maximum utilization of the network from the edge to the user. With partners and customers in over 50 countries, CSI has built a reputation as a reliable global innovator focusing on quality and customer service. CSI operates under its Electronics & Software and Services & Support operating segments. For more information visit: commsysinc.com.

Forward Looking Statement

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions or partnerships. These statements are based on Communications Systems’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements here due to changes in economic, business, competitive or regulatory factors, and other risks and uncertainties affecting the operation of Communications Systems’ business, as well as CSI’s ability to successfully and profitability integrate IVDesk’s customers into CSI’s operations. These risks, uncertainties and contingencies are presented in the Company’s Annual Report on Form 10-K and, from time to time, in the Company’s other filings with the Securities and Exchange Commission. The information set forth herein should be read in light of these risks. Further, investors should keep in mind that the Company’s financial results in any particular period may not be indicative of future results. Communications Systems is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contacts:
Communications Systems, Inc.	The Equity Group Inc.
Mark D. Fandrich	Lena Cati
Chief Financial Officer	Vice President
952-582-6416	212-836-9611
mark.fandrich@commsysinc.com	lcati@equityny.com

Roger H. D. Lacey	Devin Sullivan
Chief Executive Officer	Senior Vice President
952-996-1674	212-836-9608
dsullivan@equityny.com